UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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Infinity Energy Resources, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held May 15, 2007
INFINITY ENERGY RESOURCES, INC.
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To Be Held May 15, 2007
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION
SUMMARY COMPENSATION
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFINITY ENERGY RESOURCES, INC.
633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(720) 932-7800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2007

TO THE SHAREHOLDERS OF INFINITY ENERGY RESOURCES, INC.:

Notice hereby is given that the annual meeting of shareholders of Infinity Energy Resources, Inc. will be held at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado, on Tuesday, May 15, 2007 at 9:00 a.m., Mountain Time, for the following purposes:

1. To elect five (5) directors to serve until the 2008 annual meeting of shareholders and until their successors have been duly elected and qualified;

2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the current fiscal year; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of the $.0001 par value common stock of record at the close of business on April 20, 2007 will be entitled to notice of and to vote at the meeting and at any and all adjournments thereof.

Our Annual Report on Form 10-K for the year ended December 31, 2006 and our common stock performance graph is being mailed with this proxy statement to all of our shareholders, and the board of directors urges you to read the Annual Report on Form 10-K.

All shareholders, whether or not they expect to attend the annual meeting of shareholders in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS

STANTON E. ROSS
CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

Denver, Colorado
April 24, 2007

INFINITY ENERGY RESOURCES, INC.
633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(720) 932-7800

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2007

GENERAL INFORMATION

This proxy statement is furnished to shareholders of Infinity Energy Resources, Inc. (“Infinity,” “we” or the “Company”), for use at our annual meeting of shareholders to be held at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado, on May 15, 2007, at 9:00 a.m., Mountain Time, and at any and all adjournments thereof. It is anticipated that this proxy statement and the accompanying proxy will be mailed to our shareholders on or about April 24, 2007.

Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by giving written notice of such revocation to Infinity, or by voting in person at the meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by Infinity. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mails; however, we may use the services of our directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of our shares held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in the performance of that task.

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, whether in person or by proxy, constitutes a quorum at the annual meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Withheld votes for directors will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum exists, but will not be counted as a vote in favor of such matter.

A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Votes Required

•	Election of Directors: The election of each nominated director requires the affirmative vote of the majority of the shares represented at the annual meeting, in person or by proxy. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no effect in the election of a director.

•	Ratification of the Appointment of Ehrhardt Keefe Steiner & Hottman PC: To be approved, this matter must receive the affirmative vote of the holders of a majority of those shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes and abstentions on this matter have no effect on this matter.

All shares represented by valid proxies will be voted in accordance therewith at the meeting. Our Annual Report on Form 10-K for the year ended December 31, 2006 and our common stock performance graph accompanies this proxy statement, but does not constitute part of these proxy soliciting materials.

All voting rights are vested exclusively in the holders of Infinity’s $.0001 par value common stock. Only shareholders of record at the close of business on April 20, 2007, are entitled to notice of and to vote at the meeting or any adjournment thereof. On April 20, 2007, we had 17,871,157 shares of $.0001 par value common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the meeting, including the election of directors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of Infinity’s $.0001 par value common stock owned beneficially, as of April 20, 2007, by any person who is known to Infinity to be the beneficial owner of 5% or more of such common stock, and, in addition, by each director, nominee for director and executive officer of Infinity, and by all directors, nominees for director and executive officers of Infinity as a group. All information is taken from or based on ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to Infinity. Unless otherwise noted, Infinity believes that each person shown below has sole investment and voting power. As of April 20, 2007, 17,871,157 shares of our common stock were issued and outstanding.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner(1)	Beneficial Ownership	of Class

Wellington Management Company LLP(2)	1,519,150	8.5
Dalton, Greiner, Hartman, Maher & Co., LLC(3)	1,334,481	7.5
Elliot M. Kaplan(4)	74,100	*
Robert O. Lorenz(5)	92,600	*
Leroy C. Richie(6)	118,500	*
Stanton E. Ross(7)	1,086,038	6.0
James A. Tuell(8)	235,000	1.3
Timothy A. Ficker(9)	13,975	*
Stephen D. Stanfield(10)	0	*
James W. Dean(11)	9,750	*
All directors, nominees for director, and executive officers as a group (8 persons)(12)	1,629,963	8.7

*	The percentage of shares beneficially owned is less than 1%.

(1)	The address of these persons, unless otherwise noted, is Infinity Energy Resources, Inc., 633 Seventeenth Street, Suite 1800, Denver, Colorado 80202.

(2)	The address of Wellington Management Company, LLP (“WMC”) is 75 State St., Boston, MA 02109. WMC is a registered investment advisor and may be deemed to be the beneficial owner of 1,519,150 of our shares. These shares are owned of record by clients of WMC.

(3)	The address of Dalton, Greiner, Hartman, Maher & Co., LLC (“DGHM”) is 565 Fifth Avenue, Suite 2101, New York, NY 10017. DGHM is a registered investment advisor and may be deemed to be the beneficial owner of 1,334,481 of our shares. These shares are owned of record by clients of DGHM.

(4)	Includes 70,000 shares which may be purchased within 60 days under stock options held by Mr. Kaplan.

(5)	Includes 85,000 shares which may be purchased within 60 days under stock options held by Mr. Lorenz.

(6)	Includes 108,500 shares which may be purchased within 60 days under stock options held by Mr. Richie.

(7)	Includes 320,000 shares which may be purchased within 60 days under stock options held by Mr. Ross.

(8)	Includes 180,000 shares which may be purchased within 60 days under stock options held by Mr. Tuell.

(9)	The address for Mr. Ficker is 370 Seventeenth Street, Suite 3900, Denver, CO 80202. Mr. Ficker resigned from his position with Infinity in March 2007.

(10)	The address for Mr. Stanfield is 1322 S. Grant, Chanute, KS 66720. Mr. Stanfield resigned from his position with Infinity in December 2006.

(11)	The address for Mr. Dean is Three Radnor Corporate Center, 100 Matsonford Road, Suite 300, Radnor, PA 19087. Mr. Dean resigned from his position with Infinity in October 2006.

(12)	Includes options to purchase 763,500 shares exercisable within 60 days.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The board of directors held 24 meetings during the year ended December 31, 2006.

Audit Committee.  Infinity has an Audit Committee, comprised of Elliot M. Kaplan, Robert O. Lorenz, and Leroy C. Richie, which held seven meetings during the year ended December 31, 2006. Each member of the Audit Committee is independent as defined in the NASDAQ listing standards. The Audit Committee reviews our financial reporting process, system of internal controls, audit process and process for monitoring compliance with applicable law and our code of conduct. The Audit Committee is also responsible for the engagement and evaluation of the performance of our independent registered public accounting firm. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

The board of directors has adopted a written charter for the Audit Committee, a copy of which is available on Infinity’s website at http://www.infinity-res.com. To access our corporate governance materials, click on “Governance” and then click on “Committees.”

The board of directors has determined that Mr. Lorenz qualifies as an “Audit Committee Financial Expert” as that term is defined in rules promulgated by the Securities and Exchange Commission and that Mr. Lorenz and each member of the Audit Committee meets the financial sophistication requirements contained in the NASDAQ listing standards.

Compensation Committee.  Infinity has a Compensation Committee, comprised of Messrs. Kaplan, Lorenz, and Richie, which met two times during the year ended December 31, 2006. Each of the members of the Compensation Committee is independent as defined in the NASDAQ listing standards. The responsibilities of the Compensation Committee include evaluating the performance of and approving the compensation of the Chief Executive Officer, periodically reviewing and recommending compensation arrangements for other executive officers and administering Infinity’s stock compensation plans.

The board of directors has adopted a charter for the Compensation Committee, a copy of which is available on Infinity’s website at http://www.infinity-res.com. To access our corporate governance materials, click on “Governance” and then click on “Committees.”

Corporate Governance and Nominating Committee.  Our Corporate Governance and Nominating Committee, which is comprised of Messrs. Kaplan, Lorenz, and Richie, met one time during the year ended December 31, 2006. Each of the members of the Corporate Governance and Nominating Committee is independent as defined in the NASDAQ listing standards. The Corporate Governance and Nominating Committee is responsible for selecting and evaluating potential board of director nominees, overseeing corporate governance issues and reviewing all matters pertaining to fees and retainers paid to directors for service on the board of directors or a board committee.

The board of directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on Infinity’s website at http://www.infinity-res.com. To access our corporate governance materials, click on “Governance” and then click on “Committees.”

The Corporate Governance and Nominating Committee will receive, review and evaluate director candidates recommended by shareholders. The Committee has adopted written procedures to be followed by shareholders in submitting such recommendations. Candidates proposed by shareholders will be evaluated by the Corporate Governance and Nominating Committee in the same manner as candidates who are not proposed by shareholders. While shareholders may propose director nominees at any time, Infinity must receive the required notice (described below) on or before the date set forth in the prior year’s annual proxy statement under the heading “Shareholder Proposals” in order to be considered by the Corporate Governance and Nominating Committee in connection with Infinity’s next annual meeting of shareholders.

Shareholders wishing to recommend a director candidate to serve on the board may do so by providing advance written notice to the Chairman of the Corporate Governance and Nominating Committee. The notice, which should identify the candidate and include the information described below, shall be sent to the following address:

Infinity Energy Resources, Inc.
Attn: Chairman of the Corporate Governance and Nominating Committee
c/o Corporate Secretary
633 Seventeenth Street, Suite 1800
Denver, Colorado 80202

The notice shall contain the following information:

•	The name of the nominating shareholder(s) and the address, phone number and e-mail address at which the nominating shareholder(s) can be contacted.

•	Evidence of the number of shares of Infinity’s common stock held by the nominating shareholder(s), a statement of how long the nominating shareholder(s) has held those shares, and a statement that the nominating shareholder(s) will continue to hold those shares at least through our next annual meeting of shareholders.

•	The candidate’s full name, together with the address, phone number and e-mail address at which the candidate can be contacted.

•	A statement of the candidate’s qualifications and experiences, and any other qualities that the nominating shareholder(s) believes that the candidate would bring to the board.

•	A description of any relationship and all arrangements or understandings, if any, between the nominating shareholder(s) and the candidate and any other person or persons with respect to the candidate’s proposed service on the board.

•	Information that would bear on the independence of the recommended candidate (such as affiliated transactions or relationships).

•	Any proceedings adverse to the Company, including legal proceedings, to which the recommended candidate or an associate is a party.

•	Information regarding whether the nominating shareholder(s) or recommended candidate has plans to submit proposals for the Company or seeks to address any personal interest involving the Company.

•	The candidate’s resume, which must include at a minimum a detailed description of the candidate’s business, professional or other appropriate experience for at least the last ten (10) years, a list of other boards of directors on which the candidate currently serves or on which he or she served in the last ten (10) years, and undergraduate and post-graduate educational information.

•	A written statement, signed by the candidate, agreeing that if he or she is selected by the Corporate Governance and Nominating Committee and the board, he or she will (i) be a nominee for election to the board, (ii) provide all information necessary for us to include in our proxy statement under applicable SEC or Nasdaq rules, and (iii) serve as a director if he or she is elected by shareholders.

•	Any additional information that the nominating shareholder(s) believes is relevant to the Corporate Governance and Nominating Committee’s consideration of the candidate.

A nominee for director should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to Infinity. The Corporate Governance and Nominating Committee will evaluate the independence of directors and potential directors, as well as their business experience, understanding of and experience in the energy industry, personal skills, or specialized skills or experience, relative to those of the then-current directors. Diversity of background and experience, including diversity of race, ethnicity, international background, gender and age, are also important factors in evaluating candidates for board membership. The Corporate Governance and Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors, the results of interviews of selected candidates by members of the Corporate Governance and Nominating Committee and the board, and the totality of the circumstances.

Lead Outside Director

Leroy C. Richie serves as our lead outside director. In this capacity, Mr. Richie has frequent contact with Messrs. Ross and Tuell and other members of management on a broad range of matters. The board of directors has determined that Mr. Richie meets the NASDAQ standard for independence.

Communication with Security Holders

Infinity has established a process for security holders to send communications to the board of directors. Security holders wishing to send communications to the board of directors of Infinity Energy Resources, Inc. should write or send an email to the board of directors at:

Board of Directors
Infinity Energy Resources, Inc.
633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
email: directors@infinity-res.com

All such communication shall state the type and amount of Company securities held by the security holder and shall clearly state that the communication is intended to be shared with the board of directors, or if applicable, with a specific committee of the board. All such communications will be forwarded promptly to the members of the board or specific board committee.

Director Attendance at the Annual Meeting

All members of the board of directors are encouraged, but not required, to attend the annual meeting of shareholders. The Company does not have an official attendance policy for directors. All five of Infinity’s directors attended the 2006 annual meeting of shareholders.

Code of Ethics

Infinity has adopted a code of ethics that applies to the directors, senior executive and financial officers, and other executive officers. In addition, Infinity has adopted a code of ethics and business conduct which applies to all employees. The code of ethics for directors and officers and the code of ethics and business conduct for employees are available on Infinity’s website at http://www.infinity-res.com. All amendments to, and waivers granted under, Infinity’s code of ethics will be disseminated on the Company’s website. To access our corporate governance materials, click on “Governance.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Infinity’s directors, executive officers and persons who own more than ten percent of a registered class of Infinity’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Infinity. Directors, executive officers and greater-than-ten-percent shareholders are required by Commission regulations to furnish Infinity with copies of all Section 16(a) forms that they file.

Based solely on the written and oral representations of its directors and executive officers and a review of copies of Forms 3, 4 and 5 that were filed with the Commission, Infinity believes that all filing requirements pursuant to Section 16(a) were complied with during 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation paid to our Chairman and Chief Executive Officer and other named executive officers for 2006 is shown in the Summary Compensation Table that follows this discussion. The Compensation Committee of the board of directors, referred to in this discussion as the Committee, consists solely of independent directors. It is responsible for reviewing and either acting on behalf of the board or making recommendations to the board concerning executive compensation.

Compensation of our Chairman and Chief Executive Officer is approved by the independent members of our board of directors, after considering the recommendations of the Committee and other factors it determines to be relevant. Compensation of our other executive officers is approved by the Committee.

The Committee generally consults with management regarding employee compensation matters, and our Chairman and Chief Executive Officer and President and Chief Operating Officer make compensation recommendations for the other executive officers. A discussion of the composition and procedures of the Committee is set forth above under “Compensation Committee.” The following discussion and analysis, which has been reviewed and approved by the Committee, analyzes the objectives and results for 2006 of our executive officer compensation policies and procedures.

Compensation Policies and Objectives

We structure compensation for executive officers, including the named executive officers, to drive performance, to accomplish both our short-term and long-term objectives, and to enable us to attract, retain and motivate well qualified executives by offering competitive compensation and by rewarding superior performance. We also seek to link our executives’ total compensation to the interests of our shareholders. To accomplish this, the Committee relies on the following elements of compensation, each of which is discussed in more detail below:

•	Salary;

•	Annual performance-based cash awards;

•	Equity incentives in the form of stock and/or stock options; and

•	Other benefits.

The Committee believes that our executive compensation package, consisting of these components, is comparable to the compensation provided in the market in which we compete for executive talent and is critical to accomplishing our recruitment and retention aims.

In setting the amounts of each component of an executive’s compensation and considering his overall compensation package, the Committee considers the following factors:

Benchmarking — For executive officers, the Committee considers the level of compensation paid to individuals in comparable executive positions of other oil and gas exploration and production companies of a similar size. The Committee believes that these companies are the most appropriate for review because they are representative of the types of companies with which we compete to recruit and retain executive talent. The information reviewed by the Committee includes data on salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation.

Internal Equity — The Committee considers the salary level for each executive officer and each position in overall management in order to reflect their relative value to the Company.

Individual Performance — The Committee considers the individual responsibilities and performance of each named executive officer, which is based in part on the Committee’s assessment of that individual’s performance as well as the evaluation of the individual by the Chief Executive Officer and the President and Chief Operating Officer.

All executive officers are eligible for annual cash bonuses and equity incentive awards that reinforce the relationship between pay and performance by conditioning compensation on the achievement of the Company’s short- and long-term financial and operating goals, including operating profits, reserve finding costs, and growth in the Company’s daily oil and gas production and estimated proved, probable and possible recoverable oil and gas reserves.

Components of Executive Compensation

The following provides an analysis of each element of compensation, what each element is designed to reward and why the Committee chose to include it as an element of our executive compensation.

Salaries

Salaries for executive officers are intended to incentivize the officers to focus fully on executing the Company’s day-to-day business and are reviewed annually. Changes are typically effective in April of each year and are based on the factors discussed above. In 2006, the salary component of Mr. Ross’ compensation decreased approximately 48% as a result of his reduced responsibilities during a portion of the year. The salary for Mr. Tuell, who served as chief executive officer of the Company for a portion of the year, increased approximately 9% to achieve internal pay equity, bring his compensation more in line with that of chief executive / operating officers of other oil and gas exploration and production companies of a similar size and a cost of living adjustment. The salary for Mr. Ficker increased approximately 4% to achieve internal pay equity, bring his compensation more in line with that of chief financial officers of other oil and gas exploration and production companies of a similar size and a cost of living adjustment.

Annual Bonuses

The awarding of annual bonuses to executives is at the Committee’s discretion. The objective of the annual bonus element of compensation is to align the interest of executive officers with the achievement of superior Company performance for the year and also to encourage and reward extraordinary individual performance. In light of the Company’s operating results for 2006, the Committee determined that it was appropriate to withhold annual bonuses from all executive officers for 2006.

Stock Options

Including an equity component in executive compensation closely aligns the interests of the executives and our shareholders and rewards executives consistent with shareholder gains. Stock options produce value for executives only if our stock price increases over the exercise price, which is set at the market price on the date of grant. Also, through vesting and forfeiture provisions, stock options serve to encourage executive officers to remain with the Company. Awards made other than pursuant to the annual equity grant are typically made to newly hired or recently promoted employees.

In determining the May 2006 stock option grants for executive officers, the Committee considered the number of options previously granted that remained outstanding, the number and value of shares underlying the options being granted and the related effect on dilution. The Committee also took into account the number of shares that remained available for grant under our stock incentive plans. Awards were made to key employees, with weighted distribution toward individuals with the greatest responsibilities. Stock options granted in 2006 to executive officers vest in full one year from the date of grant and expire after ten years.

In determining the October 2006 stock option grant to Mr. Ross, the Committee considered the increased responsibilities Mr. Ross assumed in connection with his re-election as the Company’s chief executive officer. The Committee chose not increase Mr. Ross’ base salary in connection with his October 2006 re-election as the Company’s chief executive officer. In lieu of an increased salary, the Company granted stock options to Mr. Ross in October 2006 that vest as to 8,000 shares on November 1, 2006, and on the first day of each month thereafter through September 1, 2007, and as to 12,000 shares on October 1, 2007 and expire after ten years.

The specific grants to the named executive officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding all outstanding equity awards as of December 31, 2006 for the named executive officers is set forth below in the “Outstanding Equity Awards at Fiscal Year End” table.

Other Elements of Executive Compensation

We provide certain limited perquisites to our executive officers. Our approach to compensation does not include significant perquisites. Perquisites only include contributions to the Company sponsored 401(k) savings plan, life insurance premiums under the Company’s benefit package that was generally available to all employees and the personal use of Company vehicles where the vehicle was necessary for the routine conduct of their responsibilities, and change in control benefits for certain executive officers. The Committee believes that these perquisites are relatively modest compared to those provided to executives at other public companies.

SUMMARY COMPENSATION

The following table sets for the compensation earned by the Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”) and other Named Executive Officers for services rendered to the Company and its subsidiaries for the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(6)	($)	($)	($)(7)	($)

Stanton E. Ross —	2006	$129,846	—	—	$431,964	—	—	$5,938	$567,748
Chairman and CEO(1)
James A. Tuell —	2006	$203,154	—	—	$310,692	—	—	$7,628	$521,474
President(2)
Timothy A. Ficker —	2006	$186,212	—	—	$165,703	—	—	$4,200	$356,115
VP, CFO and Secretary(3)
Stephen D. Stanfield —	2006	$154,500	—	—	—	—	—	$163,205	$317,705
Sr. VP, Oilfield Services(4)
James W. Dean —	2006	$136,385	—	—	—	—	—	$5,300	$141,685
VP, Strategic and Corporate Development(5)

(1)	Mr. Ross was re-elected as Chief Executive Officer of Infinity in October 2006.

(2)	Mr. Tuell served as President and Chief Executive Officer until October 2006 and as President and Chief Operating Officer after October 2006.

(3)	Mr. Ficker resigned from his position with Infinity in March 2007.

(4)	Mr. Stanfield resigned from his position with Infinity in connection with the sale of Consolidated Oil Well Services, Inc. (“COWS”) and CIS-Oklahoma, Inc. in December 2006.

(5)	Mr. Dean resigned from his position with Infinity in October 2006.

(6)	See Note 6 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for a discussion of the assumptions used in the valuations that appear in this column. The actual amount ultimately realized by a named executive officer will vary depending on stock price fluctuations and the timing of vesting or exercise.

(7)	All Other Compensation includes amounts contributed by the Company to its 401(k) savings plan, life insurance premiums paid by the Company for life insurance coverage for the officer’s benefit, and the taxable value of personal use of Company vehicles. Amounts contributed to the 401(k) savings plan were $5,334 $7,526, $4,098, $5,430, and $5,215 to Messrs. Ross, Tuell, Ficker, Stanfield and Dean, respectively. Life insurance premiums paid were $604, $102, $102, $492 and $85 to Messrs. Ross, Tuell, Ficker, Stanfield and Dean, respectively. Taxable value of personal use of a Company vehicle was $2,283 for Mr. Stanfield. All Other Compensation for Mr. Stanfield also includes $155,000 paid to him under the provisions of a Change in Control agreement dated June 9, 2006 upon the sale of COWS.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
								Number of	Number of	or Base
		Estimated Future Payouts Under Non-Equity						Shares of	Securities	Price of
		Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock or	Underlying	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)

Stanton E. Ross —	5/23/06	—	—	—	—	—	—	—	50,000	$6.48
Chairman and CEO	10/10/06								100,000	$3.97
James A. Tuell —	5/23/06	—	—	—	—	—	—	—	75,000	$6.48
President and COO
Timothy A. Ficker —	5/23/06	—	—	—	—	—	—	—	40,000	$6.48
VP, CFO and Secretary
Stephen D. Stanfield —	5/23/06	—	—	—	—	—	—	—	30,000	$6.48
Sr. VP, Oilfield Services
James W. Dean —	5/23/06	—	—	—	—	—	—	—	25,000	$6.48
VP Strategic and Corporate Development

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
										Equity Incentive
				Equity Incentive					Equity Incentive	Plan Awards:
				Plan Awards:					Plan Awards:	Market or
	Number of	Number of		Number of				Market Value	Number of	Payout Value
	Securities	Securities		Securities			Number of	of Shares	Unearned	of Unearned
	Underlying	Underlying		Underlying			Shares or	or Units	Shares, Units	Shares, Units
	Unexercised	Unexercised		Unexercised	Option		Units of Stock	of Stock	or Other Rights	or Other Rights
	Options	Options		Unearned	Exercise	Option	That Have	That Have	That Have	That Have
	(#)	(#)		Options	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

Stanton E. Ross —	50,000	—		—	$8.70	6/28/08	—	—	—	—
Chairman and CEO	60,000	—			$4.26	6/17/14
	20,000	—			$8.50	2/3/15
	40,000	—			$7.51	7/18/15
	—	50,000	(1)		$6.48	5/23/16
	16,000	84,000	(2)		$3.97	10/10/16
James A. Tuell —	15,000	—		—	$4.26	6/17/14	—	—	—	—
President and COO	30,000	—			$8.50	2/3/15
	60,000	—			$7.51	7/18/15
	—	75,000	(1)		$6.48	5/23/16
Timothy A. Ficker —	—	—		—	—	—	—	—	—	—
VP, CFO and Secretary
Stephen D. Stanfield —	—	—		—	—	—	—	—	—	—
Sr. VP, Oilfield Services
James W. Dean —	—	—		—	—	—	—	—	—	—
VP Strategic and Corporate Development

(1)	Vests in full on May 23, 2007.

(2)	Vests as to 8,000 shares on November 1, 2006, and on the first day of each month thereafter through September 1, 2007, and as to 12,000 shares on October 1, 2007.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Stanton E. Ross —	—	—	—	—
Chairman and CEO
James A. Tuell —	5,000	$15,950	—	—
President and COO
Timothy A. Ficker —	—	—	—	—
VP, CFO and Secretary
Stephen D. Stanfield —	30,000	56,100	—	—
Sr. VP, Oilfield Services
James W. Dean —	—	—	—	—
VP Strategic and Corporate Development

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

On June 9, 2006, we entered into Change in Control Agreements with certain executive officers. As of April 20, 2007, all of the Change in Control Agreements with executive officers had been terminated or had expired, except for the Change in Control Agreement with Mr. Tuell.

Mr. Tuell’s Change in Control Agreement provides for certain benefits upon a Change in Control, which is defined as the first to occur of the following: (i) any person becomes the beneficial owner, directly or indirectly, of securities of Infinity voting securities representing 35% or more of combined voting power (other than (x) Infinity, (y) any subsidiary of Infinity, (z) one or more employee benefit plans maintained by Infinity, or (xx) any noteholders or warrantholders under the Securities Purchase Agreement dated as of January 13, 2005 among Infinity, Inc., the predecessor of the Infinity, and HFTP Investment L.L.C., AG Domestic Convertibles, L.P. and AG Offshore Convertibles Ltd., as further amended, supplemented and modified (the “Promethean Purchase Agreement”)); (ii) any noteholders or warrantholders under the Promethean Purchase Agreement, whether individually or as a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) become the owner, directly or indirectly, of outstanding voting securities (including voting securities acquired on conversion of notes or exercise of warrants) of Infinity representing thirty-five percent (35%) or more of the combined voting power of Infinity’s then outstanding voting securities; (iii) three or more directors of Infinity, whose election or nomination for election is not approved by a majority of the applicable incumbent board, are elected within any single twelve month period to serve on the board; (iv) members of the applicable incumbent board cease to constitute a majority of the board; (v) the consummation of a merger or consolidation of Infinity with or into any other corporation or entity or person, or any other corporate reorganization, in which the shareholders of Infinity immediately prior to such consolidation, merger or reorganization own less than 50% of the outstanding voting securities of the surviving entity (or its parent) following the consolidation, merger or reorganization or (vi) the consummation of a sale, lease or other disposition of all or substantially all of the assets of Infinity.

Upon a Change in Control, any and all common shares (the “Common Shares”), options, or other forms of securities issued by Infinity and beneficially owned by Mr. Tuell (whether granted before or after the date of the agreement) that are unvested, restricted, or subject to any similar restriction that would otherwise require continued ownership by the Executive beyond the date of the Change in Control (the “Change in Control Date”) in order to be vested in the hands of Mr. Tuell, shall vest automatically.

In addition, if during the thirty (30) month period following a Change in Control Date, Mr. Tuell’s employment is terminated by Infinity other than for cause or disability or other than as a result of Mr. Tuell’s death or if Mr. Tuell terminates his employment for Good Reason (defined to include the assignment of inconsistent duties or diminution in position, authority, duties or responsibilities, reduction in Mr. Tuell’s base salary, failure by Infinity to provide appropriate benefits or any action having an adverse effect on Mr. Tuell’s participation in Infinity benefit plans or arrangements, and any material breach of the agreement by Infinity), Infinity (which means Infinity or, if appropriate, its successor) shall pay to Mr. Tuell in a lump sum in cash, within 10 days after the date of termination, the aggregate of the following amounts: (i) accrued but unpaid base salary and vacation pay; (ii) a severance amount equal to two times Mr. Tuell’s Annual Compensation (defined as Mr. Tuell’s annual base salary from Infinity and its subsidiaries and the average of the annual bonus amounts received by Mr. Tuell in each of the past two calendar years for which bonuses have been paid); and (iii) the value of any options held by such Mr. Tuell. This severance benefit shall be reduced or amended in certain circumstances to conform to Section 4999 and/or Section 409A of the Internal Revenue Code of 1986, as amended.

In addition, at any time during the six (6) month period following a Change in Control Date, Mr. Tuell shall have the right to terminate his employment with Infinity at his sole discretion. In the event Mr. Tuell exercises this termination right, Infinity shall pay Mr. Tuell in a lump sum in cash within 10 days after the date of termination the aggregate of the following amounts: accrued but unpaid base salary and vacation pay; a severance amount that is equal to 0.75 of the severance amount that would be paid upon a termination as described above; and the value of any options held by such Mr. Tuell.

DIRECTOR COMPENSATION

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended December 31, 2006.

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Stanton E. Ross — Chairman	—	—	—	—	—	—	—
James A. Tuell	—	—	—	—	—	—	—
Elliot M. Kaplan	$43,500	—	$124,277	—	—	—	$167,777
Robert O. Lorenz	$53,500	—	$124,277	—	—	—	$177,777
Leroy C. Richie	$52,500	—	$124,277	—	—	—	$176,777

(1)	The aggregate number of stock option awards outstanding at December 31, 2006 for each director were as follows: Mr. Ross, 320,000; Mr. Tuell, 180,000; Mr. Kaplan, 70,000; Mr. Lorenz, 85,000; and Mr. Richie, 108,500.

Current Executive Officers

The following table sets forth the name and age of each of our executive officers, indicating all positions and offices with Infinity presently held:

Name	Age	Positions and Offices Held

Stanton E. Ross	45	Chairman and Chief Executive Officer
James A. Tuell	47	President and Chief Operating Officer

Set forth below are the names of all executive officers of Infinity, all positions and offices with Infinity held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

Stanton E. Ross.  Mr. Ross has been Chairman of Infinity Energy Resources, Inc. since March 1992. Effective October 2, 2006, Mr. Ross was re-elected to serve as Chief Executive Officer of Infinity Energy

Resources, Inc. He served as President, Chief Executive Officer and Treasurer from March 1992 until June 2005. For a detailed description of Mr. Ross’ business experience, see “Proposal No. 1 — Election of Directors.”

James A. Tuell.  Mr. Tuell has been President of Infinity Energy Resources, Inc. since March 2005, Chief Operating Officer since October 2, 2006 and a director since April 2005. Mr. Tuell served as Chief Executive Officer of Infinity Energy Resources, Inc. from June 2005 through October 2, 2006 when he resigned from his position as Chief Executive Officer. He served as Executive Vice President of Infinity Energy Resources, Inc. from March 2005 until June 2005. He has served as President of Infinity Oil & Gas of Wyoming, Inc. and Infinity Oil and Gas of Texas, Inc. since February 2004 and June 2004, respectively. For a detailed description of Mr. Tuell’s business experience, see “Proposal No. 1 — Election of Directors.”

Infinity’s executive officers hold office until the first board meeting following the next annual meeting of the shareholders of Infinity, which is currently scheduled for May 15, 2007.

Transactions with Related Persons

The charter for the Company’s Audit Committee includes a requirement for the Audit Committee to review and approve any transaction involving the Company and a related party at least once a year or upon any significant change in the transaction or relationship. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K.

There were no related party transactions during 2006.

Report of the Compensation Committee

The Compensation Committee is currently comprised of Elliot M. Kaplan, Robert O. Lorenz, and Leroy C. Richie.

The Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and

2. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to shareholders.

Submitted by the Compensation Committee:

Elliot M. Kaplan

Leroy C. Richie

Robert O. Lorenz

Report of the Audit Committee

The Audit Committee of the board of directors currently consists of Elliot M. Kaplan, Robert O. Lorenz, and Leroy C. Richie.

Infinity’s management has responsibility for preparing the consolidated financial statements and the financial reporting process, including the system of internal controls. Infinity’s independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC, are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States), and for issuing a report on the results of that independent audit.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee met with management and Ehrhardt Keefe Steiner & Hottman PC, and reviewed and discussed the audited consolidated financial statements;

2. The Audit Committee discussed with Ehrhardt Keefe Steiner & Hottman PC the matters required by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380); and

3. The Audit Committee received from and discussed with Ehrhardt Keefe Steiner & Hottman PC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented, regarding the firm’s independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the board the selection of Ehrhardt Keefe Steiner & Hottman PC to serve as Infinity’s independent registered public accounting firm for the year ending December 31, 2007.

Submitted by the members of the Audit Committee:

Robert O. Lorenz

Leroy C. Richie

Elliot M. Kaplan

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee in 2006, Elliot M. Kaplan, Robert O. Lorenz and Leroy C. Richie, has ever been an officer or employee of Infinity or its subsidiaries. All relationships between these directors and Infinity required to be disclosed have been disclosed elsewhere in this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Infinity’s board of directors is comprised of five directors. The board of directors has nominated for election as directors Messrs. Ross, Tuell, Kaplan, Lorenz and Richie, all of whom are current members of the board of directors. The directors will hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The person named as “proxy” in the enclosed form of proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the board of directors.

The following table sets forth the name and age of each director, indicating all positions and offices with Infinity presently held, and the period during which each person has served as a director:

		Positions and Offices Held and
Name	Age	Term as a Director

Stanton E. Ross	45	Chairman and Chief Executive Officer; Director since March 1992
James A. Tuell	47	President and Chief Operating Officer; Director since April 2005
Elliot M. Kaplan	56	Director since July 2004
Robert O. Lorenz	60	Director since January 2004
Leroy C. Richie	65	Director since June 1999

The board of directors has determined that Messrs. Kaplan, Lorenz, and Richie are independent as defined in the NASDAQ listing standards.

Set forth below are the names of all directors and nominees for director of Infinity, all positions and offices with Infinity held by each such person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years:

Stanton E. Ross.  Mr. Ross has been Chairman of Infinity Energy Resources, Inc. since March 1992. Effective October 2, 2006 Mr. Ross was elected to serve as Chief Executive Officer of Infinity Energy Resources, Inc. He served as President, Chief Executive Officer and Treasurer from March 1992 through June 2005. Since September 2005, Mr. Ross has served as the Chairman, Chief Executive Officer and a director of Digital Ally, Inc. From 1991 until March 1992, he founded and served as President of Midwest Financial, a financial services corporation involved in mergers, acquisitions and financing for corporations in the Midwest. From 1990 to 1991, Mr. Ross was employed by Duggan Securities, Inc., an investment banking firm in Overland Park, Kansas, where he primarily worked in corporate finance. From 1989 to 1990, he was employed by Stifel, Nicolaus & Co., a member of the New York Stock Exchange, where he was an investment executive. From 1987 to 1989, Mr. Ross was self-employed as a business consultant. From 1985 to 1987, Mr. Ross was President and founder of Kansas Microwave, Inc. which developed a radar detector product. From 1981 to 1985, he was employed by Birdview Satellite Communications, Inc., which manufactured and marketed home satellite television systems, initially as a salesman and later as National Sales Manager.

James A. Tuell.  Mr. Tuell has served as a director of Infinity Energy Resources, Inc. since April 2005, as President since June 2005, as Chief Operating Officer since October 2006 and as its principal financial and accounting officer since March 2007. Mr. Tuell served as Chief Executive Officer of Infinity Energy Resources, Inc. from June 2005 through October 2, 2006, when he resigned from that position. From March 2005 until June 2005, he served as Executive Vice President of Infinity Energy Resources, Inc. Mr. Tuell has also served as President of Infinity Oil & Gas of Wyoming, Inc. and Infinity Oil and Gas of Texas, Inc., wholly-owned subsidiaries of Infinity Energy Resources, Inc., since February 2004 and June 2004, respectively. Prior to joining Infinity, Mr. Tuell owned and operated an accounting and finance consultancy which served Infinity and numerous other independent energy companies from July 2001 to February 2004. From 1996 through July 2001, Mr. Tuell served as Controller and Chief Accounting Officer of Basin Exploration, Inc. From 1994 through 1996, he served as Vice President and Controller of Gerrity Oil & Gas Corporation. Mr. Tuell was employed by the independent accounting firm of Price Waterhouse from 1981 through 1994, most recently as a Senior Audit Manager. He earned a B.S. in accounting from the University of Denver and is a certified public accountant.

Elliot M. Kaplan.  Mr. Kaplan has served as a director of Infinity since July 2004. Mr. Kaplan has been a practicing attorney with Daniels & Kaplan, P.C., Attorneys at Law from 1994 to 2006, specializing in corporate strategizing. From 1991 to 1993, Mr. Kaplan practiced law with the firm of Berman, DeLeve, Kuchan & Champan, with DeWitt, Zeldin & Bigus from 1990 to 1991 and with Husch, Eppenberger, Donahue, Cornfield & Jenkins from 1985 to 1990. From 1983 to 1985, Mr. Kaplan served as Vice President, Assistant General Counsel and Assistant Secretary of Air One, Inc. Mr. Kaplan currently serves as a director of Digital Ally, Inc. Mr. Kaplan received his Bachelor of Arts degree from Antioch University in 1978 and his J.D. and M.B.A. degrees from Whittier College in 1982.

Robert O. Lorenz.  Mr. Lorenz has been a director of Infinity since January 2004. Mr. Lorenz is a former audit partner of Arthur Andersen LLP. He served as the managing partner of the Arthur Andersen Oklahoma City office beginning in 1994 and as the managing partner of the Oklahoma practice beginning in 2000. He retired from Arthur Andersen in 2002. He currently serves as a director of OGE Energy Corp and Panhandle Oil and Gas, Inc. Mr. Lorenz received a bachelor’s degree in business administration from Ohio University in 1969.

Leroy C. Richie.  Mr. Richie has been a director of Infinity since June 1999. Since September, 2004, he has been Of Counsel to the Detroit law firm of Lewis & Munday, P.C., where he is engaged in the practice of corporate law. From September 2000 until September 2004, he was Chairman and Chief Executive Officer of Q Standards World Wide, Inc. From April 1999 to August 2000, he was President of Capitol Coating Technologies, Inc. From September 1998 to April 1999 he was President of Intrepid World Communications. From January 1998 to September 1998, Mr. Richie reviewed business opportunities and served as Chairman of H.P. Devco and Vice Chairman of the Detroit Economic Growth Corp. and the Detroit Medical Center. Mr. Richie was formerly Vice President of Chrysler Corporation and General Counsel for automotive legal affairs, where he directed all legal affairs for that company’s automotive operations from 1986 to 1997. Before joining Chrysler, he served as director of the New York office of the Federal Trade Commission. He served as a member of the board of directors of Kerr-McGee Corp. from 1998 to 2006. He is currently a member of the board of directors of J.W. Seligman & Co. and Digital Ally, Inc. Mr. Richie received a B.A. from City College of New York and a J.D. degree from the New York University School of Law.

The affirmative vote of the holders of a majority of the common stock represented and entitled to vote at the annual meeting is required for the election of directors.

The Board of Directors unanimously recommends that shareholders vote FOR the election of Stanton E. Ross, James A. Tuell, Elliot M. Kaplan, Robert O. Lorenz, and Leroy C. Richie.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Ehrhardt Keefe Steiner & Hottman PC audited the consolidated financial statements of Infinity for the year ended December 31, 2006, and has been recommended by the board of directors pursuant to the recommendation of the Audit Committee to serve as our independent registered public accounting firm for the current year. At the direction of the board of directors, this appointment is being presented to the shareholders for ratification or rejection at the annual meeting of shareholders. If the shareholders do not ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC, the Audit Committee may reconsider, but will not necessarily change, its selection of Ehrhardt Keefe Steiner & Hottman PC to serve as our independent registered public accounting firm.

We expect that representatives of Ehrhardt Keefe Steiner & Hottman PC, will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. We also expect that the representatives will be available to respond to appropriate questions from shareholders.

Independent Registered Public Accounting Firm Fees

Ehrhardt Keefe Steiner & Hottman PC billed Infinity the following fees for services provided during the last two fiscal years.

	2006	2005

Audit fees(1)	$176,000	$167,620
Audit-related fees(2)	10,515	92,856
Tax fees(3)	14,020	11,640
All other fees(4)	—	9,814

Total fees	$200,535	$281,930

(1)	Audit fees include fees for services rendered for the audit of our annual consolidated financial statements, the audit of internal control over financial reporting in 2006 and reviews of quarterly consolidated financial statements. This category includes fees for all services rendered in performance of the annual audit for the period indicated, including services performed after the fiscal year end.

(2)	Audit-related fees include services performed related to reviews of earnings releases and services performed during the period indicated in connection with the filing of various registration statements with the Securities and Exchange Commission.

(3)	Tax fees include fees for services rendered during the period indicated in connection with the preparation of our tax returns in the United States.

(4)	All other fees include services rendered in consultation on general corporate matters.

The Audit Committee charter includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The Audit Committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and non-audit services performed by the outside auditors, subject to any exception under Section 10A of the Securities Exchange Act of 1934 and any rules promulgated thereunder. Pre-approval authority may be delegated to an Audit Committee member or a subcommittee, and any such member or subcommittee shall report any decisions to the full Audit Committee at its next scheduled meeting. One-hundred percent of the services provided under the caption “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee pursuant to its pre-approval policy as provided in the Audit Committee charter.

The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy at the meeting will be required to ratify the selection of Ehrhardt Keefe Steiner & Hottman PC as Infinity’s independent registered public accounting firm.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as Infinity’s independent registered public accounting firm.

Other Business

As of the date of this proxy statement, management of Infinity is not aware of any other matter to be presented at the meeting other than as set forth herein. However, if any other matters are properly brought before the meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

Shareholder Proposals

Shareholders may present proposals for shareholder actions in the proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Infinity’s action in accordance with the proxy rules. Shareholder proposals prepared in accordance with the proxy rules must be received at the offices of Infinity, 633 Seventeenth Street, Suite 1800, Denver, Colorado 80202, no later than January 15, 2008, in order to be included in the proxy statement and proxy relating to the 2008 annual meeting of shareholders. Any proposals submitted outside the process of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, will be considered untimely if submitted later than ninety (90) days prior to the date of the 2008 annual meeting of shareholders.

STANTON E. ROSS
CHAIRMAN AND CHIEF EXECUTIVE
OFFICER

Denver, Colorado
April 24, 2007

INFINITY ENERGY RESOURCES, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Stanton E. Ross and James A. Tuell, with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote as designated below, all the shares of common stock of Infinity Energy Resources, Inc. held of record by the undersigned at the close of business on April 20, 2007, at the annual meeting of shareholders to be held on May 15, 2007, or any adjournment thereof, hereby revoking all former proxies.

1.	Election of directors:
☐	FOR all nominees listed below (except as marked to the contrary)
☐	WITHHOLD authority to vote for all the nominees listed below:

Stanton E. Ross	James A. Tuell
Elliot M. Kaplan	Robert O. Lorenz
Leroy C. Richie
INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee’s name above.
2. The ratification of the appointment of Ehrhardt Keefe Steiner & Hottman, P.C., as Infinity’s independent registered public accounting firm.
☐          FOR           ☐          AGAINST           ☐          ABSTAIN
3. To transact such other business as may properly come before the meeting.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.
     The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders, proxy statement and annual report.

Dated: , 2007.

Signature(s) of Shareholder(s)
Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFINITY
ENERGY RESOURCES, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE
ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT
AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.